Memorandum of Understanding

This Memorandum of Understanding is between VSOP, a Nevada Corporation and Anonymous Data Corporation, a Nevada Corporation (hereinafter "ADC").

Whereas VSOP is a software development company and has developed a biometric technology for purposes of identification, and

Whereas ADC is in the business of identification of individuals in relation to storing and retrieving that individuals' records in particular analysis data for drug test results, and other purposes,

Now therefore VSOPand ADC agree as follows:

1. VSOP and ADC will cooperate together in a project to develop a biometrics-based system for the identification, storage and retrieval of drug test results under terms herein specified.

2. Compensation for VSOP and the third party associate of VSOP shall be as follows:

a. Upon the signing of the contract for services VSOP to receive $25,000.00 and 50,000 shares of ADC common stock.
b. Upon the signing of the contract for services VSOP's third party associate to receive 62,500 shares of ADC common stock.
c. Upon the satisfactory completion of the contract VSOP to receive $25,000.00 and additional 50,000 shares of ADC common stock.
d. Upon the satisfactory completion of the contract VSOP's third party associate to receive an additional 62,500 shares of ADC common stock.

3. VSOP and ADC agree that all right title and interest in the system developed under the contract shall be the exclusive property of ADC.

4. VSOP and ADC agree that each party will act in good faith to negotiate and sign the development contract.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written below.
          ANONYMOUS DATA              VSOP
             CORPORATION              CORPORATION

By:                                   By:_____________________
James E. Beecham, MD                    RobertVerhagen
 President                              President Date:____________________
Date: __________________